Exhibit 10q

              SUPPLEMENTAL AGREEMENT TO BRIDGE LOAN AGREEMENT

     Supplemental Agreement dated as of July 10, 1999 ("this Agreement") to Bridge Loan Agreement dated as of May 8, 1998 (the "Loan Agreement") among Clean Diesel Technologies, Inc., a Delaware corporation (the "Company"), the Lenders under the Loan Agreement and the Lenders who have agreed to become parties hereto as set forth on the attached signature pages, (all such Lenders being referred to collectively herein as the "Lenders").


                                Article 1.0
                     Definitions; Terms and Conditions

1.1 Definitions; Terms and Conditions: Rights and Obligations. The definitions and the terms and conditions set forth in the Loan Agreement shall be applicable to this Agreement as if fully set forth herein and, unless expressly set forth herein to the contrary, the rights and obligations of the Company and the Lenders in this Agreement shall be identical to those set forth in the Loan Agreement.


                                Article 2.0
                             Supplemental Loan

2.1 Additional Loan; Purpose. The Loan Agreement is hereby amended to provide that the original principal amount of the Loan of One Million Two Hundred Fifty Thousand Dollars (U.S. $1,250,000.00) shall be increased and supplemented by an addition to the Loan of up to Seven Hundred Fifty Thousand Dollars (U.S.$750,000.00) (the "Supplemental Amount") for a total aggregate amount of Loan of Two Million Dollars (U.S. $2,000,000.00) (the "Total Loan"). The purpose of the Supplemental Amount shall be the same as set forth in the Loan Agreement.

2.2 Supplemental Lending. The Lenders by their execution of signature pages to this Agreement agree to lend to the Company and the Company agrees to borrow the amounts set forth on such signature pages hereto as each Lender's respective Commitment hereunder and the Company shall deliver and the Lenders shall accept a Note in form similar to Exhibit B of the Loan Agreement evidencing the lending of each such Commitment.


                                Article 3.0
             Consents; Security Agreement and Security Interest

3.1 Consents. The several Lenders under the Loan Agreement consent to the lending by the Lenders hereunder of the Supplemental Amount and to the participation by the Lenders hereunder in the benefits of the Loan Agreement and Security Agreement, as amend, for so long as the Loan and the Total Loan shall be outstanding.

3.2 Amendment of Security Agreement: Supplemental Financing Statement. The Company and the Lenders agree that the lien created by the Security Agreement, as amended, shall secure the Total Loan actually made for so long as it shall be outstanding and the Security Agreement be, and it hereby is amended, to provide that the Loan as defined therein shall be a sum equal to the Total Loan actually made and that a supplemental financing statement be filed to reflect such amendment.

3.3 Amendment of Conversion Limit. The limit of conversion of the Notes to Series A Convertible Preferred Stock, par value $0.05 per share, of the Company (the "Series A Stock") set forth in ss.3.1 of the Loan Agreement be, and it hereby is amended, to read 4,000.

3.4 Waiver of Conversion. The Lenders hereby waive their right to voluntarily convert the Notes to Series A Stock until the earlier of (1) January 31, 1999 or (2) completion by the Company of a private or public sale of equity securities, including rights to acquire securities, of the Company pursuant to which the Company shall receive or be entitled to receive, net of the expenses and fees, discounts and commissions of lenders or investors, underwriters, placement agents and brokers or finders, proceeds of at least U.S. $1,750,000.00.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed by their representatives thereunto duly authorized, all as of the date first above written.

CLEAN DIESEL TECHNOLOGIES, INC.


By:  /s/ James M. Valentine
     ----------------------
     (Vice) President


PLATINUM PLUS, INC.


By:  /s/ Charles W. Grinnell
     -----------------------
     (Vice) President





S G ASSOCIATES LIMITED
As Agent for the Remaining
Lenders under Loan Agreement


By:  -----------------------
     Managing Director


The undersigned by its representative thereunto duly authorized does hereby execute and deliver this Supplemental Agreement dated as of July 10, 1998 to Bridge Loan Agreement dated as of May 8, 1998 and designates the amount set forth below as its Commitment under such Agreement.

Amount of Commitment:   $ 150,000 (one hundred and fifty thousand US dollars)

  (Name of Lender)      POSITIVE SECURITIES LIMITED
                        31 The Parade, St. Helier
                        Jersey JE2 3QQ, Channel Islands

By:
    ------------------------
    Authorized Agent